Exhibit 99.1

January 8, 2013

Contact:	Stephen P. Theobald
Executive Vice President and Chief Financial Officer
(757) 217-1000

JEAN SEWELL JOINS SHORE BANK AS SENIOR VICE PRESIDENT – DIRECTOR OF MARKETING

Also Responsible for Treasury Management Services

Virginia Beach, Virginia, January 8, 2013:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced that Jean H. Sewell has joined Shore Bank as Senior Vice President – Director of Marketing, reporting to W. Thomas Mears, President & CEO of Shore Bank.  In addition to her role in Marketing, Sewell will be responsible for Treasury Management Services, which include sweep accounts, remote deposit capture and lockbox services, for both Shore Bank and BHR.

Douglas J. Glenn, President and Chief Executive Officer of the Company and Chief Executive Officer of BHR, said, “We continue to not only build the premier lending team in the region, but also ensure that we have the best people in other key areas such as Marketing and Treasury Management.  Jean has over 30 years of banking experience, with a proven track record in marketing, auditing, finance, and administration.  She is ideally suited to lead our marketing efforts and to grow our business that serves the Treasury Management needs of our clients.”

Prior to joining Shore Bank, Sewell was Executive Vice President and Chief Financial Officer of The National Bank of Cambridge in Cambridge, MD.  From 2007 to 2010, she was Senior Vice President and Regional Manager for PNC Bank in Fruitland, MD.  From 2000 to 2007, Sewell was Senior Vice President and Director of Marketing for Mercantile Peninsula Bank in Fruitland, MD.  From 1992 to 2000, she served in Finance and Administration positions with The Bank of Fruitland.  From 1987 to 1992, Sewell served in auditing and financial analysis positions with Second National Federal Bank in Salisbury, MD.

Sewell earned a B.S. in Accounting from Salisbury State University and is currently pursuing an MBA from Wilmington University.  She is a Certified Public Accountant and a Certified Financial Marketing Professional and a member of the Maryland Association of Certified Public Accountants, the American Institute of Certified Public Accountants, the Institute of Certified Bankers and the Financial Managers Society.  Throughout her career, Sewell has also been active in a number of civic and community organizations, including the Salisbury Area Chamber of Commerce and the Rotary Club.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including prospective statements about the performance of the Company’s personnel.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Virginia Beach, Virginia. The Company’s primary subsidiaries are The Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, The Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as The Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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